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                                                                    EXHIBIT 10.1

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT ("Agreement"), dated as of September 8, 2004 (the "Effective Date"), is by and among HARRIS INTERACTIVE INC., a Delaware corporation ("Harris"), MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation ("Escrow Agent"), and all of the stockholders of WIRTHLIN WORLDWIDE, INC., a California corporation ("Wirthlin"), shown on the signature pages to this Agreement ("Stockholders").

      WHEREAS, Stockholders own all of the issued and outstanding shares of Wirthlin common stock, par value $1.00 (the "Wirthlin Shares");

      WHEREAS, concurrently with the execution and delivery of this Agreement, Harris will acquire all of the Wirthlin Shares from Stockholders, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Harris, Capitol Merger Sub, LLC, a Delaware limited liability company of which Harris is the sole member, Wirthlin, and Stockholders (the "Merger Agreement"); and

      WHEREAS, the execution and delivery of this Agreement concurrently with the Merger Agreement is required by Sections 3.3.1(c) and 3.3.2(a) of the Merger Agreement.

      NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Harris, Stockholders and Escrow Agent hereby agree as follows:

                            SECTION 1. - DEFINITIONS

      1.1 The following terms shall have the following meanings when used in this Agreement. Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

            1.1.1. "2005 Financial Statements" means Harris' audited financial statements for the fiscal year ended June 30, 2005.

            1.1.2. "2006 Financial Statements" means Harris' audited financial statements for the fiscal year ended June 30, 2006.

            1.1.3. "Agreement" has the meaning given to it in the first paragraph of this Agreement.

            1.1.4. "Claim" has the meaning given to it in Section 4.

            1.1.5. "Counter Notice" has the meaning given to it in Section 5.1.

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            1.1.6. "Counter Notice Period" has the meaning given to it in
Section 5.1.

            1.1.7. "Effective Date" has the meaning given to it in the first paragraph of this Agreement.

            1.1.8. "Escrow Agent" has the meaning given to it in the first paragraph of this Agreement and shall include all successor escrow agents appointed in accordance with Section 6.8.

            1.1.9. "Escrow Fund" has the meaning given to it in Section 2.1.

            1.1.10. "First Release Date" means the earlier of (a) ninety (90) days after the first anniversary of the Effective Date, or (b) the date that the 2005 Financial Statements are delivered to Harris by Harris' independent auditors.

            1.1.11. "Harris" has the meaning given to it in the first paragraph of this Agreement.

            1.1.12. "Merger Agreement" has the meaning given to it in the second whereas clause of this Agreement.

            1.1.13. "Notice" has the meaning given to it in Section 4.

            1.1.14. "Party" means any of Harris, Escrow Agent or any of Stockholders and "Parties" means all of Harris, Escrow Agent and Stockholders.

            1.1.15. "Second Release Date" means the earlier of (a) ninety (90) days after the second anniversary of the Effective Date, or (b) the date that the 2006 Financial Statements are delivered to Harris by Harris' independent auditors.

            1.1.16. "Stockholders" has the meaning given to it in the first paragraph of this Agreement.

            1.1.17. "Stockholder Representative" means Richard B. Wirthlin, or Dee Allsop has been appointed as successor Stockholder Representative as provided under the terms of the Merger Agreement but only after written notice of such succession has been provided either by Harris or the Stockholders to the Escrow Agent.

            1.1.18. "Unrestricted Escrow Fund" has the meaning given to it in
Section 5.3.

            1.1.19. "Wirthlin" has the meaning given to it in the first paragraph of this Agreement.

            1.1.20. "Wirthlin Shares" has the meaning given to it in the first whereas clause of this Agreement.

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                      SECTION 2. - ESTABLISHMENT OF ESCROW

      2.1 Harris is depositing with Escrow Agent an amount equal to Five Million Dollars ($5,000,000) in the form of $3,500,000 of cash and $1,500,000 of short term Treasury Notes, which amount shall be increased by any earnings thereon and reduced by any losses thereon, disbursements thereof, and amounts withdrawn therefrom under Section 5 (the "Escrow Fund"). Escrow Agent acknowledges receipt of the Escrow Fund.

      2.2 Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

                        SECTION 3. - INVESTMENT OF FUNDS

      The Escrow Fund shall be held in the form in which it was initially deposited (provided that upon maturity of the Treasury Notes initially deposited, such amount shall thereafter be held in cash) until disbursement of the entire Escrow Fund in accordance with the terms of this Agreement; provided, however, that Harris and the Stockholder Representative may from time to time jointly instruct Escrow Agent in writing to invest amounts in the Escrow Fund as so directed by them, but further provided that all such investments must be in deposits, instruments, funds, or other form acceptable to the Escrow Agent in its sole discretion. Escrow Agent is authorized to liquidate, in accordance with its customary procedures, any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

                              SECTION 4. - CLAIMS

      From time to time on or before the Second Release Date, Harris may assert a claim that Harris may have under Section 8 of the Merger Agreement (a "Claim"), in which case Harris shall give concurrent notice of such Claim assertion (a "Notice") to the Stockholder Representative and the Escrow Agent specifying in reasonable detail the specific provisions of the Merger Agreement, and if applicable related agreement, so applicable, and the nature and dollar amount of such Claim. Harris may make more than one Claim with respect to any underlying state of facts to the extent permitted pursuant to the Merger Agreement. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Merger Agreement.

                      SECTION 5. - RELEASE OF ESCROW FUNDS

      5.1 If the Stockholder Representative gives notice to Harris and Escrow Agent that Stockholder Representative disputes any Claim (a "Counter Notice") within thirty (30) days following receipt by Stockholder Representative and Escrow Agent of the Notice regarding such Claim (the "Counter Notice Period"), then Escrow Agent shall pay the amount of the disputed Claim from (and only to the extent of) the then existing amount of the Escrow Fund only upon the receipt of, and in accordance with (a) the joint written instructions of Harris and the Stockholder Representative, or (b) the final, nonappealable order of a court of competent jurisdiction that is accompanied by a legal opinion by counsel for Harris to the effect that the order is final and nonappealable. Escrow Agent shall act on such court order and legal opinion without further question.

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      5.2 If no Counter Notice is received by Escrow Agent within the Counter
Notice Period, then the dollar amount of a Claim, as set forth in a Notice, shall be deemed established for purposes of this Agreement and the Merger Agreement and, at the end of the Counter Notice Period, Escrow Agent shall pay to Harris the dollar amount of such Claim from (and only to the extent of) the then existing amount of the Escrow Fund.

      5.3 Escrow Agent shall pay and distribute fifty percent (50%) of the then existing principal amount of the Escrow Fund less the amount of any Claims that are then pending (the "Unrestricted Escrow Fund") to the Stockholder Representative on the First Release Date. Escrow Agent shall pay and distribute the remainder of the Unrestricted Escrow Fund to the Stockholder Representative on the Second Release Date.

      5.4 Escrow Agent shall pay and distribute all earnings and income from the Escrow Fund to the Stockholder Representative on the last day of each calendar quarter, commencing on December 31, 2004.

      5.5 Any amounts payable to Stockholders under this Agreement, including amounts payable under this Section 5, shall be paid to the Stockholder Representative.

                      SECTION 6. - DUTIES OF ESCROW AGENT

      6.1 Escrow Agent shall not be under any duty to give the Escrow Fund any greater degree of care than it gives its own similar property and shall not be required to invest the Escrow Fund except as directed in this Agreement.

      6.2 Escrow Agent shall not be liable for actions or omissions hereunder, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, Harris and Stockholders shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor escrow agent) from and against any and all losses, liabilities, claims, actions, damages and expenses (including reasonable attorneys' fees and disbursements) arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of the Escrow Fund by Escrow Agent made in good faith and in accordance with the terms hereof, including, without limitation, any liability for delays (not resulting from Escrow Agent's gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund or any loss of interest incident to any such delays.

      6.3 Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof (so long as such order is accompanied by a legal opinion as may be required pursuant to Section 5.1 hereof). Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of Harris and the Stockholder Representative have full power

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and authority to instruct Escrow Agent on behalf of Harris and Stockholders, respectively, unless written notice to the contrary is delivered to Escrow Agent by Harris and the Stockholder Representative, respectively.

      6.4 Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

      6.5 Escrow Agent does not have any interest in the Escrow Fund, but is serving as escrow holder only and has only possession thereof. Any payments of income from the Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. Stockholders and Harris will provide Escrow Agent with appropriate IRS Forms W-9 for tax identification number certification and/or nonresident alien certifications. This Section 6.5 and
Section 6.2 shall survive any termination of this Agreement or the resignation of Escrow Agent.

      6.6 Escrow Agent makes no representation as to the validity, value, genuineness or collectibility of any security or other document or instrument held by or delivered to it.

      6.7 Escrow Agent shall not be called upon to advise any Party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

      6.8 Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrow Fund to any successor escrow agent jointly designated by the Stockholder Representative and Harris in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of
(a) the appointment of a successor (including a court of competent jurisdiction), or (b) the day which is thirty (30) days after the date of delivery of Escrow Agent's written notice of resignation to the Stockholder Representative and Harris. If, after such 30-day period, Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the Stockholder Representative and Harris or a final, nonappealable order of a court of competent jurisdiction.

      6.9 Harris shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of (i) $2,750 at the time of execution of this Agreement, (ii) .05% of the principal amount remaining in the Escrow Fund principal on September 9, 2005, and (iii) for the period after September 9, 2006, .05% per annum of the average principal amount remaining in the Escrow Fund on a monthly basis as billed to Harris by the Escrow Agent. Each of Harris and the Stockholders agree to pay one-half of all reasonable out-of-pocket expenses, disbursements and advances incurred or made by Escrow Agent, if any, in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

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      6.10 No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers or duties of Escrow Agent shall be issued by Harris or Stockholders unless Escrow Agent shall first have given its specific written consent thereto.

      6.11 Harris and Stockholders authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depository Trust Company and the Federal Reserve Book Entry System.

                      SECTION 7. - LIMITED RESPONSIBILITY

      This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement to which Harris and any of Stockholders are Parties to except this Agreement.

                    SECTION 8. - OWNERSHIP FOR TAX PURPOSES

      Stockholders agree that, for purposes of federal and other taxes based on income, Stockholders will (a) be treated as the owners of the Escrow Fund, (b) report all income, if any, that is earned on, or derived from, the Escrow Fund as the income of Stockholders in the in the taxable year or years in which such income is properly includible, and (c) pay any taxes attributable thereto.

                              SECTION 9. - NOTICES

      9.1 Notices. All notices, consents, waivers, and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment and confirmed by hard copy mailed by regular mail the same day; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a Party may designate by notice to the other Parties):

If to Stockholders and/or               Stockholder Representative
Stockholder Representative:             Attention: Richard B. Wirthlin
                                        406 West South Jordan Parkway
                                        Suite 550
                                        South Jordan, Utah 84095

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with a copy to, which is required       Richard L. Wirthlin, Esq.
for valid notice, but shall not         Latham & Watkins
itself constitute notice                633 West Fifth Street, Suite 4000
hereunder:                              Los Angeles, CA 90071
                                        Facsimile: (213) 891-8763
                                        Email: Richard.wirthlin@lw.com

If to Escrow Agent:                     Manufacturers and Traders Trust Company
                                        One M&T Plaza - 7th Floor
                                        Buffalo, NY 14203
                                        Attention:  Joan Stapley
                                        Facsimile: (716) 842-4474
                                        Email: jstapley@mandtbank.com

with a copy to, which is required       Manufacturers and Traders Trust Company
for valid notice, but shall not         One M&T Plaza - 7th Floor
itself constitute notice                Buffalo, NY 14203
hereunder:                              Attention:  Steven Wattie, Esq.
                                        Facsimile: (716) 842-4474
                                        Email: swattie@mandtbank.com

If to Harris:                           Harris Interactive Inc.
                                        135 Corporate Woods
                                        Rochester, New York 14623
                                        Attention: Chief Financial Officer
                                        Facsimile: 585-272-7258
                                        Email: bnewman@harrisinteractive.com

with a copy to, which is required       Harris Beach LLP
for valid notice, but shall not         99 Garnsey Road
itself constitute notice                Pittsford, New York 14534
hereunder:                              Attention:  Beth Ela Wilkens, Esq.
                                        Facsimile: 585-419-8818
                                        Email: bwilkens@harrisbeach.com

                 SECTION 10. - JURISDICTION; SERVICE OF PROCESS

      Any proceeding arising out of or relating to this Agreement may be brought in the courts of the State of New York, County of Monroe, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of New York, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court, and agrees not to bring any proceeding arising out of or relating to this Agreement in any other court. The Parties agree that any of them may file a copy of this Section 10 with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties irrevocably to waive any objections to venue or to convenience of forum. Process on the Escrow

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Agent must be served at the address for notices to the Escrow Agent referenced in Section 9.1 of this Agreement.

                    SECTION 11. - WAIVER; REMDIES CUMULATIVE

      Except as otherwise expressly provided herein, the rights and remedies of the Parties are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties, provided, however, that as to matters for which this Agreement specifies notice or action to, with, or by the Stockholder Representative, the Stockholders shall be bound in the same manner as the Stockholder Representative; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                SECTION 12. - ENTIRE AGREEMENT AND MODIFICATION

      This Agreement and the Merger Agreement constitute the complete and exclusive statement of the terms of the agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, whether written or oral, between the Parties with respect to the subject matter hereof. This Agreement may not be amended except by a written agreement executed by Harris, the Stockholder Representative and Escrow Agent.

       SECTION 13. - ASSIGNMENTS, SUCCESSORS, AND NO THIRD PARTY RIGHTS.

      No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Parties, except that (a) Harris may assign any of its rights and delegate any of its obligations under this Agreement to any subsidiary of Harris, (b) Escrow Agent may resign and designate a successor escrow agent under this Agreement pursuant to, and in accordance with, Section 6.8, and (c) each Stockholder may assign this Agreement, including all of its rights hereunder for estate planning purposes and by the estate of each Stockholder upon the death of such Stockholder (if applicable). Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 13. No assignment by operation of law due to a merger or consolidation, and no change of control, shall be deemed to be an assignment hereunder.

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                          SECTION 14. - SEVERABILITY.

      If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  SECTION 15. - SECTION HEADINGS, CONSTRUCTION

      The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. Except only as specifically provided herein, references to "Sections" refer to the corresponding Sections of this Agreement. This Agreement has been prepared by Harris, Escrow Agent and each of the Stockholders, and each acknowledge that:
(a) they have been represented by legal counsel in the negotiation and drafting of this Agreement; (b) this Agreement has been drafted by mutual effort; and (c) that no ambiguity in this Agreement shall be construed against any Party as draftsperson.

                          SECTION 16. - GOVERNING LAW

      This Agreement will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

                      SECTION 17. - EXECUTION OF AGREEMENT

      This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

      IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                            [SIGNATURE PAGE FOLLOWS]

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                                        HARRIS INTERACTIVE INC.

                                        By:   /s/ Robert E. Knapp
                                            -------------------------

                                        Its:  Vice Chairman and CEO
                                            -------------------------

Signature Page to Escrow Agreement dated 9/8/04

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                                               MANUFACTURERS AND TRADERS
                                               TRUST COMPANY

                                               By:  /s/ Ted Smith
                                                    ----------------------------

                                               Its: Vice President
                                                    ----------------------------

Signature Page to Escrow Agreement dated 9/8/04

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         This Escrow Agreement was signed by the following stockholders of
Wirthlin Worldwide, Inc. (individual signature pages have been omitted):


                              Wirthlin Family Trust
                              White Family Living Trust
                              David Richardson
                              Dorothy Peterson
                              John Kennedy
                              James Hoskins
                              Hakan Atak
                              Dee Allsop



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